                                                                  Exhibit (a)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                       TENDER OF SHARES OF COMMON STOCK

                                      OF
                             EXECUSTAY CORPORATION

                                      TO
                             MI SUBSIDIARY I, INC.
                         A WHOLLY OWNED SUBSIDIARY OF
                         MARRIOTT INTERNATIONAL, INC.

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME,
         ON THURSDAY, FEBRUARY 11, 1999, UNLESS THE OFFER IS EXTENDED.


  This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $.01 per share (the "Shares"), of ExecuStay Corporation, a Maryland corporation, are not immediately available, if the procedure for Book-Entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 2 of the Offer to Purchase.

                       The Depositary for the Offer is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

       By Mail:               By Federal Express or           By Hand:
                                 other Courier:



  First Chicago Trust                                    First Chicago Trust
        Company                First Chicago Trust             Company
      of New York                    Company                 of New York
  Corporate Actions,               of New York         c/o Securities Transfer
      Suite 4660            Corporate Actions, Suite   and Reporting Services
     P.O. Box 2569                    4680                      Inc.
Jersey City, NJ 07303-       14 Wall Street, 8th Fl.   Attn: Corporate Actions
         2569                  New York, NY 10005        100 William Street,
                                                              Galleria
                                                         New York, NY 10038

                                               Confirm by Telephone:
     By Facsimile Transmission:

  (For Eligible Institutions Only)

                                                   (201) 222-4707
  (201) 222-4720 or (201) 222-4721


  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

  The undersigned hereby tenders to MI Subsidiary I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Marriott International, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 12, 1999 and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

 Certificate No(s). (if available) ___________________________________________

 Number of Shares: ___________________________________________________________

 Account Number_______________________________________________________________

 Dated ________________________________________________________________ , 1999

 Name(s) of Record Holder(s) _________________________________________________
                             (PLEASE TYPE OR PRINT)

 Address(es) _________________________________________________________________
                                                                      ZIP CODE

 Area Code and Tel. No. ______________________________________________________

 Signature(s) ________________________________________________________________


                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act, and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), and any other required documents, within three Nasdaq Stock Market trading days after the date hereof.

 Name of Firm: _______________________    ____________________________________
                                               AUTHORIZED SIGNATURE

                                          ____________________________________
                                                       TITLE

 Address: ____________________________    Name: ______________________________
                                                  PLEASE TYPE OR PRINT
 _____________________________________
                              ZIP CODE    Title: _____________________________

 AREA CODE AND TELEPHONE NUMBER: _____
                                          DATED:________________________, 1999

 NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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